Exhibit 99.1

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL:     HAMP                                  FOR IMMEDIATE RELEASE

CONTACT:          CHARLES W. CLAYTON
PHONE:            (864) 231-1211
FACSIMILE:        (864) 225-4421


            HAMPSHIRE GROUP, LIMITED ANNOUNCES FIRST QUARTER RESULTS


Anderson, SC, May 6, 2004...Hampshire Group, Limited (NASDAQ: HAMP) today announced results for the three month period ended April 3, 2004. Net sales for the three months were $54,397,000 compared with $51,167,000 for the same period last year, an increase of 6.3%. Income from continuing operations was $147,000 or $0.03 per diluted share, compared with $711,000, or $0.15 per diluted share in the first quarter of 2003. Net income for the quarter was $147,000, or $0.03 per diluted share, compared with $1,102,000, or $0.23 per diluted share in the prior year.

Management reported that the increase in sales for the quarter, compared with the prior year, was primarily a result of higher shipments of sweaters by Designers Originals and related separates of Item-Eyes. Lower gross margins resulted from continuation of difficult conditions in a highly competitive retail marketplace and establishing a $1.2 million reserve for estimated incremental customs costs related to importing merchandise from one of its vendors.

Ludwig Kuttner, Chairman and Chief Executive Officer, stated, "In addition to market conditions, the Company is coping with uncertainty caused by the expiration of the quota agreement at the end of 2004 and foreign currency fluctuations relative to the dollar. The Company will continue to focus on product quality and providing service and value to its customers."

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.
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          "Cautionary Disclosure Regarding Forward-Looking Statements"

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its Form 10-K and other Security and Exchange Commission filings, which attempt to advise interested parties of the factors which affect the Company's business.

                          HAMPSHIRE GROUP, LIMITED
                      COMPARATIVE SUMMARY OF EARNINGS
                   (in thousands, except per share data)
                                                       April 3,     March 29,
QUARTER ENDED                                            2004         2003
-----------------------------------------------------------------------------
Net sales                                              $54,397       $51,167
                                                       -------       -------
Income from continuing
  operations                                              $147          $711
                                                       -------       -------
Income from discontinued
  operations                                               -            $391
                                                       -------       -------
Net income                                                $147        $1,102
                                                       -------       -------
Income per share from
  continuing operations:                Basic            $0.04         $0.15
                                                       -------       -------
                                        Diluted          $0.03         $0.15
                                                       -------       -------
Income per share from
  discontinued operations:              Basic             -            $0.08
                                                       -------       -------
                                        Diluted           -            $0.08
                                                       -------       -------
Net income per share:                   Basic            $0.04         $0.23
                                                       -------       -------
                                        Diluted          $0.03         $0.23
                                                       -------       -------
Weighted average shares
  outstanding:                          Basic            4,077         4,693
                                                       -------       -------
                                        Diluted          4,204         4,819
                                                       -------       -------